KEYCORP REPORTS FIRST QUARTER 2025 NET INCOME OF $370 MILLION,
OR $.33 PER DILUTED COMMON SHARE

Revenue of $1.8 billion, up 16% year-over-year; noninterest expense down 1% year-over-year

Net interest income up 4% quarter-over-quarter

Improved credit metrics - nonperforming assets declined by 9% and net charge-offs by 4% quarter-over-quarter

Common equity tier 1 ratio of 11.8%, up ~150 basis points year-over-year

    CLEVELAND, April 17, 2025 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $370 million, or $.33 per diluted common share for the first quarter of 2025. For the fourth quarter of 2024, KeyCorp reported a net loss from continuing operations attributable to Key common shareholders of $(279) million, or $(.28) per diluted common share, or adjusted net income of $378 million, or $.38 per diluted common share(a). Net income from continuing operations attributable to Key common shareholders was $183 million, or $.20 per diluted common share, or adjusted net income of $205 million or $.22 per diluted common share(a), for the first quarter of 2024. Included in the fourth quarter of 2024 are $657 million, or $.66 per diluted common share, after-tax, of charges related to the loss on the sale of securities(b). Included in the first quarter of 2024 are $22 million, or $.02 per diluted common share, after-tax, of charges related to the FDIC special assessment(b).
Comments from Chairman and CEO, Chris Gorman
"Our first quarter results marked a strong beginning to the year. Revenue was up 16% year-over-year while expenses were essentially flat. We achieved both absolute and fee-based positive operating leverage on a year-over-year basis. Sequentially, net interest income grew 4% and the net interest margin increased by 17 basis points to 2.58%. On an adjusted basis(a), pre-provision net revenue increased more than $90 million from the prior quarter. Credit quality remained strong, with credit migration trends improving for the fifth consecutive quarter.

Our strong financial results are a function of continued momentum with both clients and prospects. Client deposits were up 4% year-over-year while deposit betas continue to improve. Commercial loans grew $1.2 billion from year-end levels. We continued to demonstrate progress in each of our strategic, fee-based businesses – wealth management, commercial payments, and investment banking.

As we look to the future, we are confident in our ability to navigate the current environment from a position of strength. We ended the quarter with a strong capital position – a luxury that gives us both flexibility and resiliency. Our liquidity position is robust and our credit metrics continue to improve.

We enjoy strong earnings and business momentum and clearly defined net interest income tailwinds. I remain confident in our ability to perform well under a wide range of potential macroeconomic scenarios.”

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to "adjusted noninterest expense", "adjusted net income”, “adjusted earnings per share", and "adjusted pre-provision net revenue." The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b) See table on page 23 for more information on Selected Items Impact on Earnings.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Selected Financial Highlights

Dollars in millions, except per share data				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Income (loss) from continuing operations attributable to Key common shareholders	$370	$(279)	$183	232.6%	102.2%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.33	(.28)	.20	217.9	65.0
Return on average tangible common equity from continuing operations (a)	11.24%	(9.69)%	7.87%	N/A	N/A
Return on average total assets from continuing operations	.88	(.52)	.47	N/A	N/A
Common Equity Tier 1 ratio (b)	11.8	11.9	10.3	N/A	N/A
Book value at period end	$14.89	$14.21	$12.84	4.8	16.0
Net interest margin (TE) from continuing operations	2.58%	2.41%	2.02%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2025 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Net interest income (TE)	$1,105	$1,061	$886	4.1%	24.7%
Noninterest income	668	(196)	647	440.8	3.2
Total revenue (TE)	$1,773	$865	$1,533	105.0%	15.7%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.1 billion for the first quarter of 2025 and the net interest margin was 2.58%. Compared to the first quarter of 2024, net interest income increased by $219 million, and the net interest margin increased by 56 basis points. These increases primarily reflect the impact of lower deposit costs, reinvestment of proceeds from maturing low-yielding investment securities, fixed rate loans and swaps into higher yielding investments, the repositioning of the available-for-sale portfolio during the third and fourth quarters of 2024, and an improved funding mix as lower-cost deposits increased while wholesale borrowings declined. These benefits were partially offset by the impact of lower interest rates on repricing earning assets and lower loan balances.

Compared to the fourth quarter of 2024, taxable-equivalent net interest income increased by $44 million, and the net interest margin increased by 17 basis points. These increases were driven by a decline in funding costs, including interest-bearing deposit costs, impact from the second tranche of the available-for-sale portfolio repositioning, which was completed during the fourth quarter of 2024, and from the redeployment of low yielding investments into higher yielding investment securities. These benefits more than offset the impact from lower interest rates on repricing earning assets, and two fewer days in the first quarter of 2025 compared to the fourth quarter of 2024.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Noninterest Income

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Trust and investment services income	$139	$142	$136	(2.1)%	2.2%
Investment banking and debt placement fees	175	221	170	(20.8)	2.9
Cards and payments income	82	85	77	(3.5)	6.5
Service charges on deposit accounts	69	65	63	6.2	9.5
Corporate services income	65	69	69	(5.8)	(5.8)
Commercial mortgage servicing fees	76	68	56	11.8	35.7
Corporate-owned life insurance income	33	36	32	(8.3)	3.1
Consumer mortgage income	13	16	14	(18.8)	(7.1)
Operating lease income and other leasing gains	9	15	24	(40.0)	(62.5)
Other income	7	(5)	9	240.0	(22.2)
Net securities gains (losses)	—	(908)	(3)	N/M	N/M
Total noninterest income	$668	$(196)	$647	440.8%	3.2%

N/M = Not Meaningful

Compared to the first quarter of 2024, noninterest income increased by $21 million. The increase was driven by a $20 million increase in commercial mortgage servicing fees reflecting higher active special servicing balances and overall growth of the servicing portfolio. We also continued to see momentum across investment banking, wealth management and commercial payments, which offset a $15 million decrease in operating lease income and other leasing gains.

Compared to the fourth quarter of 2024, noninterest income increased by $864 million. The increase was driven primarily by a $915 million loss on the sale of securities as part of a strategic repositioning of the available-for-sale portfolio that impacted earnings in the fourth quarter of 2024. The increase was partly offset by a $46 million decrease in investment banking and debt placement fees.

Noninterest Expense

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Personnel expense	$680	$734	$674	(7.4)%	.9%
Net occupancy	67	67	67	—	—
Computer processing	107	107	102	—	4.9
Business services and professional fees	40	55	41	(27.3)	(2.4)
Equipment	20	20	20	—	—
Operating lease expense	11	15	17	(26.7)	(35.3)
Marketing	21	33	19	(36.4)	10.5
Other expense	185	198	203	(6.6)	(8.9)
Total noninterest expense	$1,131	$1,229	$1,143	(8.0)%	(1.0)%

    Compared to the first quarter of 2024, noninterest expense decreased by $12 million. The decrease was driven by an $18 million decrease in other expense due to a FDIC special assessment charge in the first quarter of 2024, which more than offset increases in personnel and technology-related investments.

    Compared to the fourth quarter of 2024, noninterest expense decreased by $98 million. The decrease was primarily driven by a $54 million decline in personnel expense, primarily related to lower incentive compensation, as well as lower employee benefits expense. Additionally, business services and professional fees, marketing and other expenses declined primarily due to seasonality and some elevated expenses in the fourth quarter of 2024.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Commercial and industrial (a)	$53,746	$52,887	$55,220	1.6%	(2.7)%
Other commercial loans	18,619	19,202	21,222	(3.0)	(12.3)
Total consumer loans	31,989	32,622	34,592	(1.9)	(7.5)
Total loans	$104,354	$104,711	$111,034	(.3)%	(6.0)%

(a)Commercial and industrial average loan balances include $213 million, $216 million, and $211 million of assets from commercial credit cards at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

Average loans were $104.4 billion for the first quarter of 2025, a decrease of $6.7 billion compared to the first quarter of 2024, generally reflective of tepid client loan demand. Average commercial loans declined by $4.1 billion and average consumer loans declined by $2.6 billion, reflective of broad-based declines across all loan categories.

Compared to the fourth quarter of 2024, average loans decreased by $357 million. Average commercial loans increased $276 million, primarily driven by an increase in commercial and industrial loans, offset by continued paydown activity in commercial mortgage real estate. Average consumer loans declined by $633 million, reflective of the intentional run-off of low yielding loans.

Average Deposits

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Non-time deposits	$131,917	$132,092	$128,448	(.1)%	2.7%
Time deposits	16,625	17,641	14,430	(5.8)	15.2
Total deposits	$148,542	$149,733	$142,878	(.8)%	4.0%

Cost of total deposits	2.06%	2.18%	2.20%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $148.5 billion for the first quarter of 2025, an increase of $5.7 billion compared to the year-ago quarter, reflecting growth in both consumer and commercial deposits.

Compared to the fourth quarter of 2024, average deposits decreased by $1.2 billion, driven by a seasonal decrease in commercial deposit balances. The rate paid on interest-bearing deposits declined by 18 basis points, and the overall cost of deposits declined by 12 basis points.

ASSET QUALITY

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Net loan charge-offs	$110	$114	$81	(3.5)%	35.8%
Net loan charge-offs to average total loans	.43%	.43%	.29%	N/A	N/A
Nonperforming loans at period end	$686	$758	$658	(9.5)	4.3
Nonperforming assets at period end	700	772	674	(9.3)	3.9
Allowance for loan and lease losses	1,429	1,409	1,542	1.4	(7.3)
Allowance for credit losses	1,707	1,699	1,823	0.5	(6.4)
Provision for credit losses	118	39	101	202.6	16.8

Allowance for loan and lease losses to nonperforming loans	208%	186%	234%	N/A	N/A
Allowance for credit losses to nonperforming loans	249	224	277	N/A	N/A

N/A = Not Applicable

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

    Key's provision for credit losses was $118 million, compared to $101 million in the first quarter of 2024 and $39 million in the fourth quarter of 2024. The increase from the year-ago quarter is driven by higher net loan charge-offs. The increase from the prior quarter reflects a reserve build driven by uncertainty in the economic outlook, partly offset by a reserve release due to improved credit migration trends.

    Net loan charge-offs for the first quarter of 2025 totaled $110 million, or 0.43% of average total loans. These results compare to $81 million, or 0.29%, for the first quarter of 2024 and $114 million, or 0.43%, for the fourth quarter of 2024. Key’s allowance for credit losses was $1.7 billion, or 1.63% of total period-end loans at March 31, 2025, compared to 1.66% at March 31, 2024, and 1.63% at December 31, 2024.

    At March 31, 2025, Key’s nonperforming loans totaled $686 million, which represented 0.65% of period-end portfolio loans. These results compare to 0.60% at March 31, 2024, and 0.73% at December 31, 2024. Nonperforming assets at March 31, 2025, totaled $700 million, and represented 0.67% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.61% at March 31, 2024, and 0.74% at December 31, 2024.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2025.

Capital Ratios

	3/31/2025	12/31/2024	3/31/2024
Common Equity Tier 1 (a)	11.8%	11.9%	10.3%
Tier 1 risk-based capital (a)	13.5	13.7	12.0
Total risk-based capital (a)	15.9	16.2	14.5
Tangible common equity to tangible assets (b)	7.4	7.0	5.0
Leverage (a)	10.2	10.0	9.1

(a)March 31, 2025 ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the first quarter of 2025. As shown in the preceding table, at March 31, 2025, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.8% and 13.5%, respectively.

Summary of Changes in Common Shares Outstanding

In thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Shares outstanding at beginning of period	1,106,786	991,251	936,564	11.7%	18.2%
Shares issued under employee compensation plans (net of cancellations and returns)	5,200	493	6,212	954.8	(16.3)
Shares issued under Scotiabank investment agreement	—	115,042	—	N/M	N/M
Shares outstanding at end of period	1,111,986	1,106,786	942,776	.5%	17.9%

N/M = Not Meaningful

    Key declared a dividend in January of 2025 of $.205 per common share, payable in the first quarter of 2025.

In March 2025, KeyCorp's Board of Directors authorized a new repurchase program pursuant to which KeyCorp may purchase up to $1 billion of KeyCorp common shares in the open market or in privately negotiated transactions.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Revenue from continuing operations (TE)
Consumer Bank	$874	$872	$757	.2%	15.5%
Commercial Bank	942	999	798	(5.7)	18.0
Other (a)	(43)	(1,006)	(22)	95.7	(95.5)
Total	$1,773	$865	$1,533	105.0%	15.7%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$118	$88	$41	34.1%	187.8%
Commercial Bank	321	379	205	(15.3)	56.6
Other (a)	(33)	(711)	(27)	95.4	(22.2)
Total	$406	$(244)	$219	266.4%	85.4%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Summary of operations
Net interest income (TE)	$648	$637	$532	1.7%	21.8%
Noninterest income	226	235	225	(3.8)	.4
Total revenue (TE)	874	872	757	.2	15.5
Provision for credit losses	43	43	(2)	—	N/M
Noninterest expense	676	713	704	(5.2)	(4.0)
Income (loss) before income taxes (TE)	155	116	55	33.6	181.8
Allocated income taxes (benefit) and TE adjustments	37	28	14	32.1	164.3
Net income (loss) attributable to Key	$118	$88	$41	34.1%	187.8%

Average balances
Loans and leases	$36,819	$37,567	$39,919	(2.0)%	(7.8)%
Total assets	39,806	40,563	42,710	(1.9)	(6.8)
Deposits	88,306	87,476	84,075	.9	5.0

Assets under management at period end	$61,053	$61,361	$57,305	(.5)%	6.5%

TE = Taxable Equivalent; N/M = Not Meaningful

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Additional Consumer Bank Data

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Noninterest income
Trust and investment services income	$113	$115	$110	(1.7)%	2.7%
Service charges on deposit accounts	33	32	33	3.1	—
Cards and payments income	57	64	57	(10.9)	—
Consumer mortgage income	13	17	14	(23.5)	(7.1)
Other noninterest income	10	7	11	42.9	(9.1)
Total noninterest income	$226	$235	$225	(3.8)%	.4%

Average deposit balances
Money market deposits	$33,533	$31,968	$29,875	4.9%	12.2%
Demand deposits	22,771	22,442	22,213	1.5	2.5
Savings deposits	4,392	4,391	4,986	—	(11.9)
Time deposits	13,320	13,979	11,808	(4.7)	12.8
Noninterest-bearing deposits	14,290	14,696	15,193	(2.8)	(5.9)
Total deposits	$88,306	$87,476	$84,075	.9%	5.0%

Other data
Branches	945	944	957
Automated teller machines	1,176	1,182	1,214

Consumer Bank Summary of Operations (1Q25 vs. 1Q24)
•Key's Consumer Bank recorded net income attributable to Key of $118 million for the first quarter of 2025, compared to $41 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $116 million, or 21.8%, compared to the first quarter of 2024
•Average loans and leases decreased $3.1 billion, or 7.8%, from the first quarter of 2024, driven by broad-based declines across all loan categories
•Average deposits increased $4.2 billion, or 5.0%, from the first quarter of 2024, driven by growth in money market deposits and certificates of deposit
•Provision for credit losses increased $45 million compared to the first quarter of 2024, primarily driven by changes in reserve levels due to uncertainty in the economic outlook and higher net loan charge-offs
•Noninterest income increased $1 million from the year-ago quarter, driven by an increase in trust and investment services
•Noninterest expense decreased $28 million from the year-ago quarter, primarily driven by a FDIC special assessment charge in the first quarter of 2024

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Commercial Bank

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Summary of operations
Net interest income (TE)	$534	$537	$397	(.6)%	34.5%
Noninterest income	408	462	401	(11.7)	1.7
Total revenue (TE)	942	999	798	(5.7)	18.0
Provision for credit losses	75	(3)	102	N/M	(26.5)
Noninterest expense	462	516	442	(10.5)	4.5
Income (loss) before income taxes (TE)	405	486	254	(16.7)	59.4
Allocated income taxes and TE adjustments	84	107	49	(21.5)	71.4
Net income (loss) attributable to Key	$321	$379	$205	(15.3)%	56.6%

Average balances
Loans and leases	$67,056	$66,691	$70,633	.5%	(5.1)%
Loans held for sale	754	1,247	840	(39.5)	(10.2)
Total assets	76,707	76,433	80,000	0.4	(4.1)
Deposits	57,436	59,687	56,331	(3.8)%	2.0%

TE = Taxable Equivalent; N/M = Not Meaningful

Additional Commercial Bank Data

Dollars in millions				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Noninterest income
Trust and investment services income	$27	$26	$27	3.8%	—%
Investment banking and debt placement fees	175	220	170	(20.5)	2.9
Cards and payments income	21	18	20	16.7	5.0
Service charges on deposit accounts	35	32	29	9.4	20.7
Corporate services income	60	67	63	(10.4)	(4.8)
Commercial mortgage servicing fees	76	67	56	13.4	35.7
Operating lease income and other leasing gains	8	15	24	(46.7)	(66.7)
Other noninterest income	6	17	12	(64.7)	(50.0)
Total noninterest income	$408	$462	$401	(11.7)%	1.7%

Commercial Bank Summary of Operations (1Q25 vs. 1Q24)
•Key's Commercial Bank recorded net income attributable to Key of $321 million for the first quarter of 2025 compared to $205 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $137 million, or 34.5%, compared to the first quarter of 2024
•Average loan and lease balances decreased $3.6 billion, or 5.1%, compared to the first quarter of 2024, driven by a decline in commercial real estate loans and commercial and industrial loans
•Average deposit balances increased $1.1 billion compared to the first quarter of 2024, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses decreased $27 million compared to the first quarter of 2024, driven by a lower reserve build due to slowing asset quality migration, which was partly offset by the impact of uncertainty in the economic outlook and higher net loan charge-offs
•Noninterest income increased $7 million compared to the first quarter of 2024, primarily driven by an increase in commercial mortgage servicing fees and service charges on deposit accounts
•Noninterest expense increased $20 million compared to the first quarter of 2024, driven by higher personnel expense

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $189 billion at March 31, 2025.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.689.4221	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
216.689.4221
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2024 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on April 17, 2025. A replay of the call will be available on our website through April 17, 2026.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

KeyCorp
First Quarter 2025
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results
23	Selected Items Impact on Earnings

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Summary of operations
Net interest income (TE)	$1,105	$1,061	$886
Noninterest income	668	(196)	647
Total revenue (TE)	1,773	865	1,533
Provision for credit losses	118	39	101
Noninterest expense	1,131	1,229	1,143
Income (loss) from continuing operations attributable to Key	406	(244)	219
Income (loss) from discontinued operations, net of taxes	(1)	—	—
Net income (loss) attributable to Key	405	(244)	219

Income (loss) from continuing operations attributable to Key common shareholders	370	(279)	183
Income (loss) from discontinued operations, net of taxes	(1)	—	—
Net income (loss) attributable to Key common shareholders	369	(279)	183
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.34	$(.28)	$.20
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.34	(.28)	.20

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.33	(.28)	.20
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.33	(.28)	.20

Cash dividends declared	.205	.205	.205
Book value at period end	14.89	14.21	12.84
Tangible book value at period end	12.40	11.70	9.87
Market price at period end	15.99	17.14	15.81
Performance ratios
From continuing operations:
Return on average total assets	.88%	(.52)%	.47%
Return on average common equity	9.30	(7.80)	6.06
Return on average tangible common equity (b)	11.24	(9.69)	7.87
Net interest margin (TE)	2.58	2.41	2.02
Cash efficiency ratio (b)	63.5	141.3	74.0
From consolidated operations:
Return on average total assets	.88%	(.52)%	.47%
Return on average common equity	9.28	(7.80)	6.06
Return on average tangible common equity (b)	11.21	(9.69)	7.87
Net interest margin (TE)	2.58	2.41	2.02
Loan to deposit (c)	70.2	70.3	76.6
Capital ratios at period end
Key shareholders’ equity to assets	10.1%	9.7%	7.8%
Key common shareholders’ equity to assets	8.8	8.4	6.5
Tangible common equity to tangible assets (b)	7.4	7.0	5.0
Common Equity Tier 1 (d)	11.8	11.9	10.3
Tier 1 risk-based capital (d)	13.5	13.7	12.0
Total risk-based capital (d)	15.9	16.2	14.5
Leverage (d)	10.2	10.0	9.1
Asset quality — from continuing operations
Net loan charge-offs	$110	$114	$81
Net loan charge-offs to average loans	.43%	.43%	.29%
Allowance for loan and lease losses	$1,429	$1,409	$1,542
Allowance for credit losses	1,707	1,699	1,823
Allowance for loan and lease losses to period-end loans	1.36%	1.35%	1.40%
Allowance for credit losses to period-end loans	1.63	1.63	1.66
Allowance for loan and lease losses to nonperforming loans	208	186	234
Allowance for credit losses to nonperforming loans	249	224	277
Nonperforming loans at period-end	$686	$758	$658
Nonperforming assets at period-end	700	772	674
Nonperforming loans to period-end portfolio loans	.65%	.73%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.67	.74	.61
Trust assets
Assets under management	$61,053	$61,361	$57,305
Other data
Average full-time equivalent employees	16,989	16,810	16,752
Branches	945	944	957
Taxable-equivalent adjustment	$9	$10	$11
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 14 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2025, ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," "adjusted pre-provision net revenue," “cash efficiency ratio," "adjusted taxable-equivalent revenue," "noninterest expense adjusted for selected items," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Adjusted taxable-equivalent revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and significant or unusual items that management does not consider indicative of ongoing financial performance. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Noninterest expense adjusted for selected items is a non-GAAP measure in that it excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$19,003	$18,176	$14,547
Less: Intangible assets	2,774	2,779	2,799
Preferred Stock (a)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$13,783	$12,951	$9,302
Total assets (GAAP)	$188,691	$187,168	$187,485
Less: Intangible assets	2,774	2,779	2,799
Tangible assets (non-GAAP)	$185,917	$184,389	$184,686
Tangible common equity to tangible assets ratio (non-GAAP)	7.41%	7.02%	5.04%
Average tangible common equity
Average Key shareholders' equity (GAAP)	$18,632	$16,732	$14,649
Less: Intangible assets (average)	2,777	2,783	2,802
Preferred stock (average)	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$13,355	$11,449	$9,347
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$370	$(279)	$183
Average tangible common equity (non-GAAP)	13,355	11,449	9,347

Return on average tangible common equity from continuing operations (non-GAAP)	11.24%	(9.69)%	7.87%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$369	$(279)	$183
Average tangible common equity (non-GAAP)	13,355	11,449	9,347

Return on average tangible common equity consolidated (non-GAAP)	11.21%	(9.69)%	7.87%
Pre-provision net revenue
Net interest income (GAAP)	$1,096	$1,051	$875
Plus: Taxable-equivalent adjustment	9	10	11
Noninterest income (GAAP)	668	(196)	647
Less: Noninterest expense (GAAP)	1,131	1,229	1,143
Pre-provision net revenue from continuing operations (non-GAAP)	$642	$(364)	$390
Adjusted pre-provision net revenue
Pre-provision net revenue from continuing operations (non-GAAP)	$642	$(364)	$390
Plus: Selected items(b)	—	915	29
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$642	$551	$419

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Cash efficiency ratio
Noninterest expense (GAAP)	$1,131	$1,229	$1,143
Less: Intangible asset amortization	5	7	8
Adjusted noninterest expense (non-GAAP)	$1,126	$1,222	$1,135

Net interest income (GAAP)	$1,096	$1,051	$875
Plus: Taxable-equivalent adjustment	9	10	11
Net interest income TE (non-GAAP)	1,105	1,061	886
Noninterest income (GAAP)	668	(196)	647
Total taxable-equivalent revenue (non-GAAP)	$1,773	$865	$1,533

Cash efficiency ratio (non-GAAP)	63.5%	141.3%	74.0%

Adjusted taxable-equivalent revenue
Noninterest income (GAAP)	$668	$(196)	$647
Plus: Selected items(b)	—	918	—
Adjusted noninterest income (non-GAAP)	$668	$722	$647
Net interest income TE (non-GAAP)	1,105	1,061	886
Total adjusted taxable-equivalent revenue (non-GAAP)	$1,773	$1,783	$1,533
Noninterest expense adjusted for selected items
Noninterest expense (GAAP)	$1,131	$1,229	$1,143
Plus: Selected items(b)	—	3	(29)
Noninterest expense adjusted for selected items (non-GAAP)	$1,131	$1,232	$1,114
Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$370	$(279)	$183
Plus: Selected items (net of tax)(b)	—	657	22
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$370	$378	$205
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$.33	$(.28)	$.20
Plus: EPS impact of selected items(b)	—	.66	.02
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)	$.33	$.38	$.22
(a)Net of capital surplus.
(b)Additional detail provided in Selected Items table on page 23.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Consolidated Balance Sheets
(Dollars in millions)

	3/31/2025	12/31/2024	3/31/2024
Assets
Loans	$104,809	$104,260	$109,885
Loans held for sale	811	797	228
Securities available for sale	40,751	37,707	37,298
Held-to-maturity securities	7,160	7,395	8,272
Trading account assets	1,296	1,283	1,171
Short-term investments	15,349	17,504	13,205
Other investments	1,050	1,041	1,247
Total earning assets	171,226	169,987	171,306
Allowance for loan and lease losses	(1,429)	(1,409)	(1,542)
Cash and due from banks	1,909	1,743	1,247
Premises and equipment	602	614	650
Goodwill	2,752	2,752	2,752
Other intangible assets	22	27	48
Corporate-owned life insurance	4,404	4,394	4,392
Accrued income and other assets	8,958	8,797	8,314
Discontinued assets	247	263	318
Total assets	$188,691	$187,168	$187,485

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$122,283	$120,132	$114,593
Noninterest-bearing deposits	28,454	29,628	29,638
Total deposits	150,737	149,760	144,231
Federal funds purchased and securities sold under repurchase agreements	22	14	27
Bank notes and other short-term borrowings	2,328	2,130	2,896
Accrued expense and other liabilities	4,209	4,983	5,008
Long-term debt	12,392	12,105	20,776
Total liabilities	169,688	168,992	172,938

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,946	6,038	6,164
Retained earnings	14,724	14,584	15,662
Treasury stock, at cost	(2,637)	(2,733)	(5,722)
Accumulated other comprehensive income (loss)	(2,787)	(3,470)	(5,314)
Key shareholders’ equity	19,003	18,176	14,547
Total liabilities and equity	$188,691	$187,168	$187,485

Common shares outstanding (000)	1,111,986	1,106,786	942,776

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Interest income
Loans	$1,401	$1,448	$1,538
Loans held for sale	14	20	14
Securities available for sale	392	353	232
Held-to-maturity securities	63	66	75
Trading account assets	17	16	14
Short-term investments	174	214	142
Other investments	9	15	17
Total interest income	2,070	2,132	2,032
Interest expense
Deposits	753	821	782
Federal funds purchased and securities sold under repurchase agreements	1	1	1
Bank notes and other short-term borrowings	27	24	46
Long-term debt	193	235	328
Total interest expense	974	1,081	1,157
Net interest income	1,096	1,051	875
Provision for credit losses	118	39	101
Net interest income after provision for credit losses	978	1,012	774
Noninterest income
Trust and investment services income	139	142	136
Investment banking and debt placement fees	175	221	170
Cards and payments income	82	85	77
Service charges on deposit accounts	69	65	63
Corporate services income	65	69	69
Commercial mortgage servicing fees	76	68	56
Corporate-owned life insurance income	33	36	32
Consumer mortgage income	13	16	14
Operating lease income and other leasing gains	9	15	24
Other income	7	(5)	9
Net securities gains (losses)	—	(908)	(3)
Total noninterest income	668	(196)	647
Noninterest expense
Personnel	680	734	674
Net occupancy	67	67	67
Computer processing	107	107	102
Business services and professional fees	40	55	41
Equipment	20	20	20
Operating lease expense	11	15	17
Marketing	21	33	19
Other expense	185	198	203
Total noninterest expense	1,131	1,229	1,143
Income (loss) from continuing operations before income taxes	515	(413)	278
Income taxes (benefit)	109	(169)	59
Income (loss) from continuing operations	406	(244)	219
Income (loss) from discontinued operations, net of taxes	(1)	—	—
Net income (loss)	$405	$(244)	$219

Income (loss) from continuing operations attributable to Key common shareholders	$370	$(279)	$183
Net income (loss) attributable to Key common shareholders	369	(279)	183
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.34	$(.28)	$.20
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.34	(.28)	.20
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.33	$(.28)	$.20
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.33	(.28)	.20

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	1,096,654	986,829	929,692
Effect of common share options and other stock awards(b)	9,486	—	7,319
Weighted-average common shares and potential common shares outstanding (000) (c)	1,106,140	986,829	937,011
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	First Quarter 2025			Fourth Quarter 2024			First Quarter 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,746	$800	6.04%	$52,887	$817	6.15%	$55,220	$853	6.22%
Real estate — commercial mortgage	13,061	192	5.96	13,343	202	6.01	14,837	229	6.21
Real estate — construction	2,905	49	6.87	3,033	55	7.23	3,039	57	7.50
Commercial lease financing	2,653	23	3.52	2,826	24	3.51	3,346	27	3.23
Total commercial loans	72,365	1,064	5.96	72,089	1,098	6.07	76,442	1,166	6.14
Real estate — residential mortgage	19,737	165	3.33	19,990	166	3.32	20,814	171	3.29
Home equity loans	6,248	86	5.60	6,445	93	5.75	7,024	104	5.97
Other consumer loans	5,087	63	5.01	5,256	67	5.08	5,800	72	4.99
Credit cards	917	32	14.04	931	34	14.36	954	36	14.93
Total consumer loans	31,989	346	4.35	32,622	360	4.40	34,592	383	4.44
Total loans	104,354	1,410	5.47	104,711	1,458	5.55	111,034	1,549	5.61
Loans held for sale	815	14	6.70	1,327	20	6.05	888	14	6.15
Securities available for sale (b), (e)	39,321	392	3.70	37,952	353	3.38	37,089	232	2.17
Held-to-maturity securities (b)	7,274	63	3.46	7,541	66	3.50	8,423	75	3.57
Trading account assets	1,296	17	5.20	1,215	16	4.98	1,110	14	5.21
Short-term investments	15,211	174	4.63	17,575	214	4.83	10,243	142	5.59
Other investments (e)	935	9	3.73	1,045	15	5.72	1,236	17	5.39
Total earning assets	169,206	2,079	4.86	171,366	2,142	4.87	170,023	2,043	4.67
Allowance for loan and lease losses	(1,401)			(1,486)			(1,505)
Accrued income and other assets	18,285			17,308			17,350
Discontinued assets	254			268			329
Total assets	$186,344			$187,456			$186,197
Liabilities
Money market deposits	$42,007	$275	2.65%	$40,676	$283	2.77%	$37,659	$264	2.82%
Demand deposits	57,460	310	2.19	57,653	341	2.35	56,137	357	2.56
Savings deposits	4,610	1.06		4,635	1.07		5,253	1.07
Time deposits	16,625	167	4.09	17,641	196	4.43	14,430	160	4.45
Total interest-bearing deposits	120,702	753	2.53	120,605	821	2.71	113,479	782	2.77
Federal funds purchased and securities sold under repurchase agreements	100	1	3.94	84	1	3.99	106	1	4.03
Bank notes and other short-term borrowings	2,273	27	4.74	1,832	24	5.19	3,325	46	5.63
Long-term debt (f)	11,779	193	6.61	13,984	235	6.70	19,537	328	6.72
Total interest-bearing liabilities	134,854	974	2.92	136,505	1,081	3.15	136,447	1,157	3.41
Noninterest-bearing deposits	27,840			29,128			29,399
Accrued expense and other liabilities	4,764			4,823			5,373
Discontinued liabilities (f)	254			268			329
Total liabilities	$167,712			$170,724			$171,548
Equity
Total equity	$18,632			$16,732			$14,649
Total liabilities and equity	$186,344			$187,456			$186,197
Interest rate spread (TE)			1.94%			1.72%			1.26%
Net interest income (TE) and net interest margin (TE)		$1,105	2.58%		$1,061	2.41%		$886	2.02%
TE adjustment (b)		9			10			11
Net interest income, GAAP basis		$1,096			$1,051			$875
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $213 million, $216 million, and $211 million of assets from commercial credit cards for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $42.7 billion, $41.8 billion, and $42.7 billion for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. Yield based on the fair value of securities available for sale was 3.99%, 3.73%, and 2.50% for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Noninterest Expense
(Dollars in millions)

	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Personnel (a)	$680	$734	$674
Net occupancy	67	67	67
Computer processing	107	107	102
Business services and professional fees	40	55	41
Equipment	20	20	20
Operating lease expense	11	15	17
Marketing	21	33	19
Other expense	185	198	203
Total noninterest expense	$1,131	$1,229	$1,143
Average full-time equivalent employees (b)	16,989	16,810	16,752
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Salaries and contract labor	$405	$418	$389
Incentive and stock-based compensation	158	197	159
Employee benefits	109	119	126
Severance	8	—	—
Total personnel expense	$680	$734	$674

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Loan Composition
(Dollars in millions)

				Change 3/31/2025 vs.
	3/31/2025	12/31/2024	3/31/2024	12/31/2024	3/31/2024
Commercial and industrial (a)(b)	$54,378	$52,909	$54,793	2.8%	(.8)%
Commercial real estate:
Commercial mortgage	13,239	13,310	14,540	(.5)	(8.9)
Construction	2,929	2,936	3,013	(.2)	(2.8)
Total commercial real estate loans	16,168	16,246	17,553	(.5)	(7.9)
Commercial lease financing (b)	2,576	2,736	3,305	(5.8)	(22.1)
Total commercial loans	73,122	71,891	75,651	1.7	(3.3)
Residential — prime loans:
Real estate — residential mortgage	19,622	19,886	20,704	(1.3)	(5.2)
Home equity loans	6,154	6,358	6,905	(3.2)	(10.9)
Total residential — prime loans	25,776	26,244	27,609	(1.8)	(6.6)
Other consumer loans	5,000	5,167	5,690	(3.2)	(12.1)
Credit cards	911	958	935	(4.9)	(2.6)
Total consumer loans	31,687	32,369	34,234	(2.1)	(7.4)
Total loans (c), (d)	$104,809	$104,260	$109,885	.5%	(4.6)%
(a)Loan balances include $218 million, $212 million, and $214 million of commercial credit card balances at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $192 million at March 31, 2025, $211 million at December 31, 2024 and $349 million at March 31, 2024. Commercial lease financing includes receivables held as collateral for a secured borrowing of $2 million, $3 million, and $6 million at March 31, 2025, December 31, 2024, and March 31, 2024, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $243 million at March 31, 2025, $257 million at December 31, 2024, and $313 million at March 31, 2024, related to the discontinued operations of the education lending business.
(d)Accrued interest of $448 million, $456 million, and $508 million at March 31, 2025, December 31, 2024, and March 31, 2024, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 3/31/2025 vs.
	3/31/2025	12/31/2024	3/31/2024	12/31/2024	3/31/2024
Commercial and industrial	$252	$88	$—	186.4%	N/M
Real estate — commercial mortgage	473	616	155	(23.2)	205.2
Real estate — residential mortgage	86	93	73	(7.5)	17.8
Total loans held for sale	$811	$797	$228	1.8%	255.7%

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	1Q25	4Q24	3Q24	2Q24	1Q24
Balance at beginning of period	$797	$1,058	$517	$228	$483
New originations	1,840	2,915	2,473	1,532	1,738
Transfers from (to) held to maturity, net	6	—	(16)	(1)	(105)
Loan sales	(1,695)	(3,039)	(1,889)	(1,234)	(1,893)
Loan draws (payments), net	(138)	(136)	(28)	(7)	4
Valuation and other adjustments	1	(1)	1	(1)	1
Balance at end of period	$811	$797	$1,058	$517	$228

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Average loans outstanding	$104,354	$104,711	$111,034
Allowance for loan and lease losses at the beginning of the period	$1,409	$1,494	$1,508
Loans charged off:
Commercial and industrial	62	84	62

Real estate — commercial mortgage	36	18	5
Real estate — construction	—	—	—
Total commercial real estate loans	36	18	5
Commercial lease financing	—	1	—
Total commercial loans	98	103	67
Real estate — residential mortgage	1	1	1
Home equity loans	1	—	1
Other consumer loans	14	15	16
Credit cards	12	12	12
Total consumer loans	28	28	30
Total loans charged off	126	131	97
Recoveries:
Commercial and industrial	10	12	8

Real estate — commercial mortgage	—	—	—
Real estate — construction	—	—	—
Total commercial real estate loans	—	—	—
Commercial lease financing	—	—	2
Total commercial loans	10	12	10
Real estate — residential mortgage	1	1	2
Home equity loans	1	—	1
Other consumer loans	2	2	2
Credit cards	2	2	1
Total consumer loans	6	5	6
Total recoveries	16	17	16
Net loan charge-offs	(110)	(114)	(81)
Provision (credit) for loan and lease losses	130	29	115
Allowance for loan and lease losses at end of period	$1,429	$1,409	$1,542

Liability for credit losses on lending-related commitments at beginning of period	$290	$280	$296
Provision (credit) for losses on lending-related commitments	(12)	10	(14)
Other	—	—	(1)
Liability for credit losses on lending-related commitments at end of period (a)	$278	$290	$281

Total allowance for credit losses at end of period	$1,707	$1,699	$1,823

Net loan charge-offs to average total loans	.43%	.43%	.29%
Allowance for loan and lease losses to period-end loans	1.36	1.35	1.40
Allowance for credit losses to period-end loans	1.63	1.63	1.66
Allowance for loan and lease losses to nonperforming loans	208	186	234
Allowance for credit losses to nonperforming loans	249	224	277

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1
Recoveries	—	—	—
Net loan charge-offs	$(1)	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	1Q25	4Q24	3Q24	2Q24	1Q24
Net loan charge-offs	$110	$114	$154	$91	$81
Net loan charge-offs to average total loans	.43%	.43%	.58%	.34%	.29%
Allowance for loan and lease losses	$1,429	$1,409	$1,494	$1,547	$1,542
Allowance for credit losses (a)	1,707	1,699	1,774	1,833	1,823
Allowance for loan and lease losses to period-end loans	1.36%	1.35%	1.42%	1.44%	1.40%
Allowance for credit losses to period-end loans	1.63	1.63	1.68	1.71	1.66
Allowance for loan and lease losses to nonperforming loans	208	186	205	218	234
Allowance for credit losses to nonperforming loans	249	224	244	258	277
Nonperforming loans at period end	$686	$758	$728	$710	$658
Nonperforming assets at period end	700	772	741	727	674
Nonperforming loans to period-end portfolio loans	.65%	.73%	.69%	.66%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.67	.74	.70	.68	.61

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Commercial and industrial	$288	$322	$365	$358	$360

Real estate — commercial mortgage	206	243	176	173	113
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	206	243	176	173	113
Commercial lease financing	—	—	—	1	1
Total commercial loans	494	565	541	532	474
Real estate — residential mortgage	94	92	87	77	79
Home equity loans	87	89	90	91	95
Other Consumer loans	4	5	4	4	4
Credit cards	7	7	6	6	6
Total consumer loans	192	193	187	178	184
Total nonperforming loans (a)	686	758	728	710	658
OREO	14	14	13	17	16
Total nonperforming assets	$700	$772	$741	$727	$674
Accruing loans past due 90 days or more	$86	$90	$166	$137	$119
Accruing loans past due 30 through 89 days	281	206	184	282	242
Nonperforming assets from discontinued operations — education lending business	1	2	2	3	2
Nonperforming loans to period-end portfolio loans	.65%	.73%	.69%	.66%	.60%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.67	.74	.70	.68	.61

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	1Q25	4Q24	3Q24	2Q24	1Q24
Balance at beginning of period	$758	$728	$710	$658	$574
Loans placed on nonaccrual status	170	309	271	317	243
Charge-offs	(126)	(131)	(167)	(131)	(97)
Loans sold	—	(13)	(32)	(22)	(5)
Payments	(57)	(111)	(37)	(76)	(35)
Transfers to OREO	(2)	(2)	(1)	(1)	(2)
Loans returned to accrual status	(57)	(22)	(16)	(35)	(20)
Balance at end of period	$686	$758	$728	$710	$658

KeyCorp Reports First Quarter 2025 Results
April 17, 2025

Line of Business Results
(Dollars in millions)

						Change 1Q25 vs.
	1Q25	4Q24	3Q24	2Q24	1Q24	4Q24	1Q24
Consumer Bank
Summary of operations
Total revenue (TE)	$874	$872	$814	$769	$757	.2%	15.5%
Provision for credit losses	43	43	52	33	(2)	—	N/M
Noninterest expense	676	713	649	648	704	(5.2)	(4.0)
Net income (loss) attributable to Key	118	88	86	67	41	34.1	187.8
Average loans and leases	36,819	37,567	38,332	39,174	39,919	(2.0)	(7.8)
Average deposits	88,306	87,476	86,431	85,397	84,075	.9	5.0
Net loan charge-offs	52	63	54	45	44	(17.5)	18.2
Net loan charge-offs to average total loans	.57%	.67%	.56%	.46%	.44%	(14.9)	29.5
Nonperforming assets at period end	$201	$201	$195	$190	$196	—	2.6
Return on average allocated equity	15.24%	10.85%	10.34%	7.93%	4.69%	40.5	224.9

Commercial Bank
Summary of operations
Total revenue (TE)	$942	$999	$868	$769	$798	(5.7)%	18.0%
Provision for credit losses	75	(3)	41	87	102	N/M	(26.5)
Noninterest expense	462	516	445	431	442	(10.5)	4.5
Net income (loss) attributable to Key	321	379	300	207	205	(15.3)	56.6
Average loans and leases	67,056	66,691	67,452	69,248	70,633	.5	(5.1)
Average loans held for sale	754	1,247	998	522	840	(39.5)	(10.2)
Average deposits	57,436	59,687	58,696	57,360	56,331	(3.8)	2.0
Net loan charge-offs	57	52	99	64	37	9.6	54.1
Net loan charge-offs to average total loans	.34%	.31%	.58%	.37%	.21%	9.7	61.9
Nonperforming assets at period end	$499	$571	$546	$537	$478	(12.6)	4.4
Return on average allocated equity	13.76%	15.50%	11.98%	8.31%	8.24%	(11.2)	67.0
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(c)(e)
Three months ended March 31, 2025
No items	$—	$—	$—
Three months ended December 31, 2024
Loss on sale of securities(b)	(915)	(657)	(0.66)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	3	2	—
Three months ended September 30, 2024
Loss on sale of securities(b)	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)

(a)Favorable (unfavorable) impact.
(b)After-tax loss on sale of securities for the three months ended September 30, 2024 adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments recorded in the fourth quarter of 2024.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected for the three-months ended March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024, represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(e)Earnings per share may not foot due to rounding.